NONSTATUTORY STOCK OPTION AGREEMENT

MANAGER EMPLOYEE

This NONSTATUTORY STOCK OPTION AGREEMENT (this "Agreement"), made and entered into as of the __ day of ______, ____, by and between ___________(the "Optionee") and China Recycling Energy Corporation, a Nevada corporation (the "Corporation"), sets forth the terms and conditions of the stock option (the “Option”) granted by the Corporation to the Optionee as to the number of shares of the Corporation’s Stock set forth below pursuant to the Corporation’s 2007 Nonstatutory Stock Option Plan (the "Plan") and its Board resolution of stock option grant dated ______ __, ____ (“Grant Date”). Any capitalized terms used but not defined herein shall have the meaning prescribed in the Plan.

1. Grant of Option. Subject to the provisions of this Agreement, the Plan and the Employment Agreement, if any, by and between the Optionee and the Corporation or an Affiliate (the "Employment Agreement”), the Board of Directors of the Corporation grants to the Optionee an Option to purchase ___________shares of Stock as of the Grant Date.

2. Exercise Price. The exercise price of the granted shares of Stock subject to the Option equals to the closing price per share of the Stock on the Grant Date: $___.

3. Vesting. The Option shall vest and become exercisable as follows: (a) the Option shall vest and become exercisable as to 15% of the total number of shares of Stock subject to the Option on the six month anniversary of the Grant Date; (b) the Option shall vest and become exercisable as to an additional 15% of the total number of shares of Stock subject to the Option on the first year anniversary of the Grant Date; (c) the Option shall vest and become exercisable as to an additional 50% of the total number of shares of Stock subject to the Option on the second year anniversary of the Grant Date; and (d) the Option shall vest and become exercisable as to the remaining 20% of the total number of shares of Stock subject to the Option on the third year anniversary of the Grant Date. The Option may only be exercised to the extent that the Option has become vested and exercisable. The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 4 below or under the Plan

4. Termination of Employment; Change in Control. (a) In the event of the Optionee's termination of employment by the Corporation or an Affiliate without Cause (as defined in the Employment Agreement), by the Optionee for Good Reason (as defined in the Employment Agreement), or by reason of the Optionee's death or Disability (as defined in the Employment Agreement), any portion of the Option that has not become vested and exercisable as of the date of the Optionee's termination of employment shall immediately vest and become exercisable, and the Option (after giving effect to such accelerated vesting) shall expire as set forth in Section 5 of this Agreement.

(b) In the event of the Optionee's termination of employment by the Corporation or an Affiliate for any other reason not described in Section 4(a) above, or if no Employment Agreement exists in the event of the Optionee’s termination of employment by the Corporation or an Affiliate for reasons other than death, any portion of the Option that has not become vested and exercisable as of the date of the Optionee's termination of employment shall immediately be forfeited, and the Option, to the extent it has become vested and exercisable on the date of the termination of employment, shall expire as set forth in Section 5 of this Agreement.

(c)  If an Employment Agreement exists and there is a Change in Control (as defined in the Employment Agreement), any portion of the Option that has not become vested and exercisable immediately prior to the Change in Control shall immediately vest and become exercisable, and the Option (after giving effect to such accelerated vesting) shall expire as set forth in Section 5 of this Agreement.

5. Stock Option Term. Vested Stock Options shall expire on the fifth anniversary of the Grant Date.

6. Method of Stock Option Exercise. The Option may be exercised during its term, in whole or in part, to the extent it has become vested and exercisable pursuant to Section 3 or 4 and has not yet been forfeited or expired, by giving written notice of exercise to the Corporation (or to such other party as the Corporation may designate from time to time) specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. Options may also be exercised by any other means permitted by the Plan that the Committee may designate from time to time. To the extent permitted by applicable law and to the extent permitted by the Committee, the Optionee may discharge any withholding obligation in respect of this Agreement by directing the Corporation or an Affiliate to withhold shares of Stock to be delivered upon exercise of the Option that have a Fair Market Value on the date of exercise equal to the Corporation's or such Affiliate’s minimum withholding obligation.

7. Transferability. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution. The Option shall be exercisable, subject to the terms of the Plan, only by the Optionee, the Optionee's estate or beneficiary, the guardian or legal representative of the Optionee, or any person to whom such option is transferred pursuant to this Section 7, it being understood that the term "Optionee" includes such guardian, legal representative and other permitted transferee.

8. Successors, Assigns and Transferees. Subject to the Corporation’s right to terminate the Option pursuant to Section 5(h) of the Plan, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and permitted transferees (including, upon the death of the Optionee, the Optionee's estate).

9. Incorporation of Plan. The Option and all rights of the Optionee under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference. The Optionee agrees to be bound by the terms of the Plan and this Agreement. The Optionee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof. Notwithstanding the foregoing, the determination of whether a termination of Optionee’s employment with the Corporation or an Affiliate for purposes of this Agreement qualifies as a termination for “Good Reason,” “Cause,” or “Disability” shall be determined in accordance with the terms of the Employment Agreement. The Optionee may obtain a copy of the Plan from the Corporation.

10. Not an Employment Contract. Nothing contained in this Agreement nor the Plan shall confer on the Optionee any right with respect to continuance of employment or other service with the Corporation or an Affiliate, nor shall it interfere in any way with any right the Corporation or an Affiliate would otherwise have to terminate or modify the terms of the Optionee's employment or other service (subject to the terms of the Employment Agreement) at any time, or affects the right of the Corporation or an Affiliate to increase or decrease the Optionee’s other compensation.

11. Integration. This Agreement and the other documents referred to herein, including without limitation the Plan and the Employment Agreement, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Corporation may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Corporation.

13. Modification; Waiver. No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Optionee and by a duly authorized officer of the Corporation, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

IN WITNESS WHEREOF, the Optionee has executed this Agreement on the Optionee's own behalf, thereby representing that the Optionee has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Corporation has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

By:	Optionee

By:
Guangyu Wu
Chief Executive Officer
China Recycling Energy Corporation